EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 18, 2010, relating to the consolidated financial statements of National American University Holdings, Inc. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K/A (Amendment No. 1) of the Company for the year ended May 31, 2010.

Minneapolis, MN
October 13, 2010